UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2013

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

500 West Wilson Bridge Road, Suite 140Worthington, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 757-1066

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 27, 2013 the Company entered into a Conversion Agreement with Richard MacPherson, a director of the Company, and 3253517 Nova Scotia Limited, of which Macpherson is the sole member (the “Nova Scotia Company”). Pursuant to the Conversion Agreement the Company converted advances payable from MacPherson, into 12% Convertible Promissory Notes (the “Notes”). Immediately prior to this conversion, MacPherson assigned and transferred $614,012.00 of his interest in the principal owing on certain advances payable to Nova Scotia Company (the “Nova Scotia Debt”), leaving a balance of the principal due and owing to MacPherson of $337,022.35 (the “MacPherson Debt”). Under the Conversion Agreement the Nova Scotia Company converted the Nova Scotia Debt into $614,012.00 of Notes of the Company and MacPherson converted $252,199.00 of the MacPherson Debt into $252,199.00 of the Notes of the Company, which shall be due and payable on the third anniversary of the date of issue, shall be convertible into Units of the Company at a conversion price of $0.50 per Unit with each Unit consisting of one share of common stock of the Company and one warrant to purchase 0.25 additional shares of Common Stock at $0.75 per share. In addition, pursuant to the Conversion Agreement MacPherson agreed to forgive $80,656.00 on the MacPherson Debt. The remaining balance of $4,167.35 and accrued interest on the MacPherson advances through June 26, 2013 in the amount of $216,182 will continue to be carried on the books of the Company and remain a liability due to MacPherson. The remaining principal balance bears interest at 9% per annum, has no fixed terms of repayment and is unsecured.

In addition, on June 30, 2013 the Company entered into a Conversion Agreement with Jay Rifkin, a director of the Company. Pursuant to the Conversion Agreement the Company converted advances payable from Rifkin into Notes. Rifkin converted $169,894.00 into $169,894.00 of the Notes of the Company, which shall be due and payable on the third anniversary of the date of issue, shall be convertible into Units of the Company at a conversion price of $0.50 per Unit with each Unit consisting of one share of common stock of the Company and one warrant to purchase 0.25 additional shares of Common Stock at $0.75 per share. The accrued interest on the Rifkin Advances through June 26, 2013 in the amount of $31,318 will continue to be carried on the books of the Company and remain a liability due to Rifkin. This amount has no fixed terms of repayment and is unsecured.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.                      Description

99.1	Conversion Agreement dated June 27, 2013 with Richard MacPherson and 3253517 Nova Scotia Limited
99.2	Conversion Agreement dated June 30, 2013 with Jay Rifkin

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: July 3, 2013	By:	/s/ Richard H Gross
Richard H. Gross
Chief Financial Officer

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